EXHIBIT 16.1

June 23, 2010

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We have read the statements made by Arabian American Development Company (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Arabian American Development Company dated June 21, 2010. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ TravisWolff, LLP

Dallas, Texas